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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

(1) Registration Statement (Form S-8 No. 333-117535) pertaining to the TRW Automotive Savings Plan for Represented Employees,

(2) Registration Statement (Form S-8 No. 333-115338) pertaining to the 2003 Amended and Restated TRW Automotive Holding Corp. 2003 Stock Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-115337) pertaining to the TRW Automotive Retirement Savings Plan,

(4) Registration Statement (Form S-8 No. 333-123519) pertaining to the TRW Canada Limited Employee Savings Plan, and

(5) Registration Statement (Form S-3 No. 333-123520) of TRW Automotive Holdings Corp.;

of our reports dated February 20, 2006, with respect to the consolidated and combined financial statements and schedule of TRW Automotive Holdings Corp. and its predecessor, TRW Automotive Holdings Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TRW Automotive Holdings Corp., included in the Annual Report (Form 10-K) of TRW Automotive Holdings Corp. for the year ended December 31, 2005

/s/ Ernst & Young LLP

Troy, Michigan
February 20, 2006